EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Fourth Quarter Results
•Net income of $48.8 million, or $1.28 per diluted common share, compared to $1.32 in the linked quarter and $1.16 in the prior year quarter
•Net interest income of $146.4 million, quarterly increase of $2.9 million
•Net interest margin (“NIM”) of 4.13%, quarterly decrease of 4 basis points
•Total loans of $11.2 billion, quarterly increase of $140.5 million, or 5% annualized
•Total deposits of $13.1 billion, quarterly increase of $681.2 million
•Return on Average Assets (“ROAA”) of 1.27%, compared to 1.36% in the linked quarter and 1.23% in the prior year quarter
•Return on Average Tangible Common Equity (“ROATCE”)1 of 13.63%, compared to 14.55% in the linked quarter and 14.38% in the prior year quarter
•Repurchased 206,529 shares and increased quarterly dividend $0.01 to $0.29 per common share for the first quarter 2025

2024 Results
•Net income of $185.3 million, or $4.83 per diluted common share, compared to $5.07 in the prior year
•Net interest income of $568.1 million, an increase of $5.5 million compared to the prior year
•Total loans increased $336.2 million, or 3%
•Total deposits increased $970.1 million, or 8%
•ROAA of 1.25%, compared to 1.41% in the prior year
•ROATCE1 of 13.58%, compared to 16.25% in the prior year
•Tangible common equity to tangible assets1 of 9.05%
•Tangible book value per common share1 of $37.27, an increase of $3.42, or 10%, from the prior year
•Repurchased 626,778 shares

St. Louis, Mo. January 27, 2025 – Jim Lally, President and Chief Executive Officer of Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”), commented, “I am pleased that a continued focus on clients, associates, and our diversified business model has resulted in strong fourth quarter and full year 2024 financial results. These results, along with share repurchases and an increased common stock dividend, demonstrate our commitment to driving long-term shareholder value.”

Lally added, “We reported diluted earnings per share of $1.28 for the fourth quarter and $4.83 for the full year 2024. Our earnings resulted in a 1.27% ROAA and a 13.63% ROATCE1 for the fourth quarter. For the full year, we had a 1.25% ROAA and a 13.58% ROATCE1. We continued to grow the loan portfolio in a challenging interest rate environment, while also significantly increasing the deposit portfolio through granular client relationships. We have also made a significant investment in our operational and growth capabilities in 2024, with the completion of a core system conversion in the fourth quarter and the addition of new talent in our higher growth markets. As we look to 2025, we expect to continue to leverage these investments and capitalize on opportunities to grow and strengthen the Company.”
1 ROATCE, tangible common equity to tangible assets, and tangible book value per common share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

Full-Year Highlights
For 2024, net income was $185.3 million, or $4.83 per diluted share, compared to $194.1 million, or $5.07 per diluted share, in 2023. Pre-provision net revenue (“PPNR”)2 for 2024 was $255.2 million, compared to $284.8 million in 2023. The decrease in PPNR2 in 2024 was primarily due to increases in employee compensation and benefits, deposit costs and expenses incurred on the core system conversion, partially offset by an increase in operating revenue. Offsetting the decrease in PPNR2 was a $15.1 million decrease in the provision for credit losses in 2024 compared to 2023 due to an improvement in overall asset quality.

NIM decreased to 4.16% in 2024, from 4.43% in 2023, primarily due to the impact of higher interest expense on the deposit portfolio from an increase in deposit rates and average balances. The total cost of deposits was 2.12% in 2024 compared to 1.58% in 2023. Offsetting the decline in NIM was a $995.0 million increase in average interest earning assets, which resulted in total net interest income of $568.1 million, a $5.5 million increase over the prior year.

Noninterest income was $69.7 million, an increase of $1.0 million from $68.7 million in 2023. Total noninterest expense was $385.0 million in 2024, an 11% increase from $348.2 million in 2023. The increase was primarily from higher customer deposit servicing costs due to higher average balances and an increase in earnings credit rates, an increase in compensation due to the recruitment of new relationship bankers and annual merit increases, and expenses related to the core system conversion. The core efficiency ratio2 was 58.4% in 2024, compared to 53.4% in 2023.

Nonperforming assets were 0.30% of total assets at the end of 2024, compared to 0.34% at the end of 2023. Net charge-offs were 0.16% of average loans in 2024, compared to 0.37% in 2023. The allowance for credit losses was 1.23% of total loans at the end of 2024, compared to 1.24% at the end of 2023. Excluding guaranteed portions of loans, the allowance to loans ratio2 was 1.34% and 1.35% at the end of 2024 and 2023, respectively. The provision for credit losses was $21.5 million and $36.6 million in 2024 and 2023, respectively.

The Company maintained a strong liquidity position in 2024, with total deposits of $13.1 billion, a loan-to-deposit ratio of 85.3% and cash and investment securities of $3.6 billion as of December 31, 2024. This compares to total deposits of $12.2 billion, a loan-to-deposit ratio of 89.4% and cash and investment securities of $2.9 billion at the end of 2023. Non-interest bearing deposits comprise 34.1% of total deposits at December 31, 2024, compared to 32.5% at the end of 2023. Excluding brokered certificates of deposits, core deposits as of December 31, 2024 totaled $12.7 billion, an increase of $968.3 million from the prior year.

Total shareholders’ equity was $1.8 billion and $1.7 billion as of December 31, 2024 and December 31, 2023, respectively. The increase was primarily due to net income of $185.3 million, offset by dividends and $29.6 million of share repurchases in 2024. The Company returned $39.6 million, or $1.06 per share, to common shareholders and $3.8 million, or $50.00 per share, to preferred shareholders in 2024.
Fourth Quarter Highlights

•Earnings - Net income in the fourth quarter 2024 was $48.8 million, a decrease of $1.8 million and an increase of $4.3 million compared to the linked and prior year quarters, respectively. Earnings per diluted share was $1.28 for the fourth quarter 2024, compared to $1.32 and $1.16 for the linked and prior year quarters, respectively. Adjusted diluted earnings per common share2 was $1.32 for the fourth quarter 2024, compared to $1.29 and $1.20 for the linked and prior year quarters, respectively.
2 PPNR, core efficiency ratio, allowance to loans ratio excluding guaranteed loans, and adjusted diluted earnings per share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

•PPNR3 - PPNR of $69.4 million in the fourth quarter 2024 increased $4.3 million and decreased $6.3 million from the linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to an increase in both net interest income and noninterest income, partially offset by an increase in employee compensation and benefits due to higher self-insured medical claims and an increase in expenses related to the core system conversion. The decrease from the prior year quarter was primarily due to an increase in customer deposit servicing costs and core conversion expenses.

•Net interest income and NIM - Net interest income of $146.4 million for the fourth quarter 2024 increased $2.9 million and $5.6 million from the linked and prior year quarters, respectively. NIM was 4.13% for the fourth quarter 2024, compared to 4.17% and 4.23% for the linked and prior year quarters, respectively. Compared to the linked quarter, net interest income increased due to higher average loan and investment balances, expanding yields on the investment portfolio and a decrease in rates paid on interest-bearing deposits.
•Noninterest income - Noninterest income of $20.6 million for the fourth quarter 2024 decreased $0.8 million and $4.8 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a net gain on sale of other real estate owned in the linked quarter, partially offset by an increase in tax credit income as a result of higher volumes. Compared to the prior year quarter, the decrease was primarily related to a decrease in tax credit income and income from community development investments.
•Noninterest expense - Noninterest expense of $99.5 million for the fourth quarter 2024 increased $1.5 million and $6.9 million from the linked and prior year quarters, respectively. The increase from linked and prior year quarters was primarily driven by higher employee compensation and expenses related to the core system conversion. Compared to the prior year quarter, the increase was also attributed to higher deposit servicing costs.
•Loans - Total loans increased $140.5 million from the linked quarter to $11.2 billion as of December 31, 2024. Loans grew 5% on an annualized basis from the linked quarter, and 3% for the year. Average loans totaled $11.1 billion for the fourth quarter 2024, compared to $11.0 billion and $10.7 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to loans was 1.23% at December 31, 2024, compared to 1.26% at September 30, 2024 and 1.24% at December 31, 2023. The ratio of nonperforming assets to total assets was 0.30% at December 31, 2024, compared to 0.22% and 0.34% at September 30, 2024 and December 31, 2023, respectively. The provision for credit losses recorded in the fourth quarter 2024 was $6.8 million, compared to $4.1 million and $18.1 million for the linked and prior year quarters, respectively.

•Deposits - Total deposits increased $681.2 million from the linked quarter to $13.1 billion as of December 31, 2024. Excluding brokered certificates of deposits, deposits increased $677.5 million. Average deposits totaled $13.0 billion for the fourth quarter 2024, compared to $12.5 billion and $12.2 billion for the linked and prior year quarters, respectively. At December 31, 2024, noninterest-bearing deposits totaled $4.5 billion, or 34.1% of total deposits, and the loan to deposit ratio was 85.3%.

•Liquidity - The total available on- and off-balance-sheet liquidity was approximately $6.3 billion at December 31, 2024. On-balance-sheet liquidity consisted of cash of $764.2 million and $1.3 billion in unpledged investment securities at December 31, 2024. Off-balance-sheet liquidity consisted of $1.3 billion available through the Federal Home Loan Bank, $2.8 billion available through the Federal Reserve and $140.0 million through correspondent bank lines.
3 PPNR is a non-GAAP measure. Please refer to discussion and reconciliation of this measures in the accompanying financial tables.

•Capital - Total shareholders’ equity was $1.8 billion and the tangible common equity to tangible assets4 was 9.05% at December 31, 2024, compared to 9.50% at September 30, 2024. Enterprise Bank & Trust remains “well-capitalized,” with a common equity tier 1 ratio of 12.4% and a total risk-based capital ratio of 13.4% as of December 31, 2024. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.8% and 14.6%, respectively, at December 31, 2024.

The Company’s Board of Directors approved a quarterly dividend of $0.29 per common share, payable on March 31, 2025 to shareholders of record as of March 14, 2025. The Board of Directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) December 15, 2024 to (but excluding) March 15, 2025. The dividend will be payable on March 15, 2025 and will be paid on March 17, 2025 to shareholders of record on February 28, 2025.

4 Tangible common equity to tangible assets is a non-GAAP measure. Please refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income and NIM
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	December 31, 2024			September 30, 2024			December 31, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1,2]	$11,100,112	$187,761	6.73%	$10,971,575	$191,638	6.95%	$10,685,961	$184,982	6.87%
Securities[2]	2,748,063	24,279	3.51	2,503,124	21,404	3.40	2,276,915	18,385	3.20
Interest-earning deposits	474,878	5,612	4.70	402,932	5,348	5.28	420,762	5,631	5.31
Total interest-earning assets	14,323,053	217,652	6.05	13,877,631	218,390	6.26	13,383,638	208,998	6.20

Noninterest-earning assets	986,524			971,824			949,166

Total assets	$15,309,577			$14,849,455			$14,332,804

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,238,964	$19,517	2.40%	$3,018,309	$20,002	2.64%	$2,844,847	$17,248	2.41%
Money market accounts	3,588,326	30,875	3.42	3,551,492	33,493	3.75	3,342,979	30,579	3.63
Savings accounts	547,176	278	0.20	561,466	345	0.24	609,645	268	0.17
Certificates of deposit	1,361,575	14,323	4.18	1,368,339	14,928	4.34	1,373,808	14,241	4.11
Total interest-bearing deposits	8,736,041	64,993	2.96	8,499,606	68,768	3.22	8,171,279	62,336	3.03
Subordinated debentures and notes	156,472	2,634	6.70	156,329	2,695	6.86	155,907	2,475	6.30
FHLB advances	3,370	42	4.96	4,565	59	5.14	—	—	—
Securities sold under agreements to repurchase	156,082	1,245	3.17	140,255	1,217	3.45	150,827	1,226	3.22
Other borrowings	36,201	96	1.05	36,226	96	1.05	49,013	314	2.54
Total interest-bearing liabilities	9,088,166	69,010	3.02	8,836,981	72,835	3.28	8,527,026	66,351	3.09

Noninterest-bearing liabilities:
Demand deposits	4,222,115			4,046,480			3,992,067
Other liabilities	154,787			161,625			160,829
Total liabilities	13,465,068			13,045,086			12,679,922
Shareholders' equity	1,844,509			1,804,369			1,652,882
Total liabilities and shareholders' equity	$15,309,577			$14,849,455			$14,332,804

Total net interest income		$148,642			$145,555			$142,647
Net interest margin			4.13%			4.17%			4.23%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $2.4 million, $2.6 million, and $3.1 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $2.3 million, $2.1 million, and $1.9 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

Net interest income for the fourth quarter was $146.4 million, an increase of $2.9 million and $5.6 million from the linked and prior year quarters, respectively. Net interest income on a tax equivalent basis was $148.6 million, $145.6 million, and $142.6 million for the current, linked and prior year quarters, respectively. The increase from the linked quarter was primarily due to growth in interest earning assets and lower rates paid on interest-bearing liabilities, specifically money market accounts and certificates of deposit. In late September 2024, the Federal Reserve began reducing the federal funds target rate by a total of 100 basis points through the end of 2024. In response, the Company adjusted deposit pricing to partially mitigate the impact on income from the repricing of variable rate loans. The increase from the prior year quarter is primarily due to organic growth in loans and an increase in the investment portfolio.

Interest income for the fourth quarter decreased $0.9 million as compared to the linked quarter primarily due to a $3.9 million decrease in loan interest income as a result of the repricing of variable rate loans, partially offset by a $2.7 million increase in interest on debt securities from an expanded investment portfolio at higher yields. Compared to the prior year quarter, interest income increased $8.3 million primarily due to an increase in average interest earning balances. Continued success in deposit generation has increased liquidity, which has been primarily deployed into the securities portfolio.

The average interest rate of new loan originations in the fourth quarter 2024 was 7.10%, a decrease of 74 basis points from the linked quarter. Investment purchases in the fourth quarter 2024 had a weighted average, tax equivalent yield of 5.10%.

Interest expense decreased $3.8 million in the fourth quarter 2024 as compared to the linked quarter primarily due to decreased interest paid on deposits. The average cost of interest-bearing deposits was 2.96%, a decrease of 26 basis points compared to the linked quarter. The total cost of deposits, including noninterest-bearing demand accounts, was 2.00% during the fourth quarter 2024, compared to 2.18% in the linked quarter.

NIM, on a tax equivalent basis, was 4.13% in the fourth quarter 2024, a decrease of 4 basis points from the linked quarter and a decrease of 10 basis points from the prior year quarter. For the month of December 2024, the loan portfolio yield was 6.69% and the cost of total deposits was 1.91%.

Investments

	At
	December 31, 2024		September 30, 2024		December 31, 2023
($ in thousands)	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss	Carrying Value	Net Unrealized Loss
Available-for-sale (AFS)	$1,862,270	$(163,212)	$1,786,793	$(122,158)	$1,618,273	$(150,861)
Held-to-maturity (HTM)	928,935	(70,321)	851,647	(46,351)	750,434	(54,572)
Total	$2,791,205	$(233,533)	$2,638,440	$(168,509)	$2,368,707	$(205,433)

Investment securities totaled $2.8 billion at December 31, 2024, an increase of $152.8 million from the linked quarter. The tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities5 was 8.71% at December 31, 2024, compared to 9.26% at September 30, 2024.

5 Tangible common equity to tangible assets ratio adjusted for unrealized losses on held-to-maturity securities is a non-GAAP measure. Please refer to discussion and reconciliation of this measures in the accompanying financial tables.

Loans
The following table presents total loans for the most recent five quarters:

	At
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
C&I	$2,139,032	$2,145,286	$2,107,097	$2,263,817	$2,186,203
CRE investor owned	2,405,356	2,346,575	2,308,926	2,280,990	2,291,660
CRE owner occupied	1,305,025	1,322,714	1,313,742	1,279,929	1,262,264
SBA loans*	1,298,007	1,272,679	1,269,145	1,274,780	1,281,632
Sponsor finance*	782,722	819,079	865,883	865,180	872,264
Life insurance premium finance*	1,114,299	1,030,273	996,154	1,003,597	956,162
Tax credits*	760,229	724,441	738,249	718,383	734,594
Residential real estate	350,640	346,460	339,889	354,615	359,957
Construction and land development	794,240	796,586	791,780	726,742	670,567
Other	270,805	275,799	269,142	260,459	268,815
Total loans	$11,220,355	$11,079,892	$11,000,007	$11,028,492	$10,884,118

Quarterly loan yield	6.73%	6.95%	6.95%	6.87%	6.87%
Variable interest rate loans to total loans	60%	61%	61%	61%	61%

*Specialty loan category

Loans totaled $11.2 billion at December 31, 2024, increasing $140.5 million, or 5% on an annualized basis, from the linked quarter. The increase was driven primarily by increases of $108.8 million and $41.1 million in specialty lending and commercial real estate, respectively. Average line utilization was approximately 42% for the quarter ended December 31, 2024, compared to 44% and 42% for the linked and prior year quarters, respectively.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	At
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Nonperforming loans*	$42,687	$28,376	$39,384	$35,642	$43,728
Other	3,955	4,516	8,746	8,466	5,736
Nonperforming assets*	$46,642	$32,892	$48,130	$44,108	$49,464

Nonperforming loans to total loans	0.38%	0.26%	0.36%	0.32%	0.40%
Nonperforming assets to total assets	0.30%	0.22%	0.33%	0.30%	0.34%
Allowance for credit losses	$137,950	$139,778	$139,464	$135,498	$134,771
Allowance for credit losses to loans	1.23%	1.26%	1.27%	1.23%	1.24%
Quarterly net charge-offs	$7,131	$3,850	$605	$5,864	$28,479

*Guaranteed balances excluded	$21,974	$11,899	$12,933	$9,630	$10,682

Nonperforming assets increased $13.8 million during the fourth quarter 2024 and decreased $2.8 million from the prior year quarter. The increase from the prior quarter was primarily due to two relationships that are being actively monitored. Net charge-offs totaled 16 basis points of average loans in 2024, compared to 37 basis points in 2023. Annualized net charge-offs totaled 26 basis points of average loans in the fourth quarter 2024, compared to 14 basis points in the linked quarter and 106 basis points in the prior year quarter.

The provision for credit losses totaled $6.8 million in the fourth quarter 2024, compared to $4.1 million and $18.1 million in the linked and prior year quarters, respectively. The provision for credit losses in the fourth quarter 2024 was primarily related to charge-offs and loan growth. The decline in the provision for credit losses in the fourth quarter 2024 compared to the prior year quarter was related to the reduction in net charge offs.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Noninterest-bearing demand accounts	$4,484,072	$3,934,245	$3,928,308	$3,805,334	$3,958,743
Interest-bearing demand accounts	3,175,292	3,048,981	2,951,899	2,956,282	2,950,259
Money market and savings accounts	4,117,524	4,121,543	4,039,626	4,006,702	3,994,455
Brokered certificates of deposit	484,588	480,934	494,870	659,005	482,759
Other certificates of deposit	885,016	879,619	867,680	826,378	790,155
Total deposit portfolio	$13,146,492	$12,465,322	$12,282,383	$12,253,701	$12,176,371

Noninterest-bearing deposits to total deposits	34.1%	31.6%	32.0%	31.1%	32.5%
Total costs of deposits	2.00%	2.18%	2.16%	2.13%	2.03%

Total deposits at December 31, 2024 were $13.1 billion, an increase of $681.2 million and $970.1 million from the linked and prior year quarters, respectively. Excluding brokered certificates of deposits, deposits increased $677.5 million and $968.3 million from the linked and prior year quarters, respectively. Reciprocal deposits, which are placed through third party programs to provide FDIC insurance on larger deposit relationships, totaled $1.3 billion at December 31, 2024, compared to $1.2 billion at September 30, 2024.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2024	September 30, 2024	Increase (decrease)		December 31, 2023	Increase (decrease)
Deposit service charges	$4,730	$4,649	$81	2%	$4,334	$396	9%
Wealth management revenue	2,719	2,599	120	5%	2,428	291	12%
Card services revenue	2,484	2,573	(89)	(3)%	2,666	(182)	(7)%
Tax credit income	6,018	3,252	2,766	85%	9,688	(3,670)	(38)%
Other income	4,680	8,347	(3,667)	(44)%	6,336	(1,656)	(26)%
Total noninterest income	$20,631	$21,420	$(789)	(4)%	$25,452	$(4,821)	(19)%

Total noninterest income for the fourth quarter 2024 was $20.6 million, a decrease of $0.8 million and $4.8 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a net gain on sale of other real estate owned in the third quarter 2024 that did not reoccur, partially offset by an increase in tax credit income. Tax credit income is typically highest in the fourth quarter of each year and will vary in other periods based on transaction volumes and fair value changes on credits carried at fair value. The decrease from the prior year quarter was primarily due to a decrease in tax credit income and income from community development investments.

The following table presents a comparative summary of the major components of other income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2024	September 30, 2024	Increase (decrease)		December 31, 2023	Increase (decrease)
BOLI	$895	$1,123	$(228)	(20)%	$1,279	$(384)	(30)%
Community development investments	297	1,177	(880)	(75)%	1,027	(730)	(71)%
Private equity fund distributions	320	614	(294)	(48)%	725	(405)	(56)%
Servicing fees	528	539	(11)	(2)%	774	(246)	(32)%
Swap fees	972	17	955	5,618%	163	809	496%
Gain (loss) on sale of other real estate owned	(68)	3,159	(3,227)	(102)%	—	(68)	—%
Miscellaneous income	1,736	1,718	18	1%	2,368	(632)	(27)%
Total other income	$4,680	$8,347	$(3,667)	(44)%	$6,336	$(1,656)	(26)%

The decrease in other income in the fourth quarter 2024 compared to the linked quarter was driven by a $3.2 million decrease in the net gain on sale of other real estate owned, as well as a decrease in income from community development investments. Compared to the prior year quarter, the decrease in other income was primarily related to a decrease in income from community development investments and private equity fund distributions. Community development investment income and private equity fund distributions are not consistent sources of income and fluctuate based on distributions from the underlying funds.

Noninterest Expense
The following table presents a comparative summary of the major components of noninterest expense for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	December 31, 2024	September 30, 2024	Increase (decrease)		December 31, 2023	Increase (decrease)
Employee compensation and benefits	$46,168	$45,359	$809	2%	$39,651	$6,517	16%
Deposit costs	22,881	23,781	(900)	(4)%	21,606	1,275	6%
Occupancy	4,336	4,372	(36)	(1)%	4,313	23	1%
Core conversion expense	1,893	1,375	518	38%	—	1,893	—%
FDIC special assessment	—	—	—	—%	2,412	(2,412)	(100)%
Other expense	24,244	23,120	1,124	5%	24,621	(377)	(2)%
Total noninterest expense	$99,522	$98,007	$1,515	2%	$92,603	$6,919	7%

Noninterest expense was $99.5 million for the fourth quarter 2024, a $1.5 million and $6.9 million increase from the linked and prior year quarters, respectively. Employee compensation and benefits increased $0.8 million and $6.5 million from the linked and prior year quarters, respectively, because of increases in self-insured medical claims and variable compensation. Compared to the prior year quarter, the increase was primarily due to higher compensation and benefits from merit increases and the recruitment of new bankers. Additionally, expenses related to the core system conversion increased by $0.5 million and $1.9 million from the linked and prior year quarters, respectively, due to the completion of the project in the fourth quarter 2024. Compared to the linked quarter, the increase in noninterest expense was partially offset by lower deposit costs, which decreased $0.9 million during the quarter. The year-over-year increases in noninterest expense were partially offset by a decrease in the FDIC special assessment.

For the fourth quarter 2024, the Company’s core efficiency ratio6 was 57.1% for the quarter ended December 31, 2024, compared to 58.4% for the linked quarter and 53.1% for the prior year quarter.

Income Taxes
The Company’s effective tax rate was 19.5% in the fourth quarter 2024, compared to 19.4% and 19.8% in the linked and prior year quarters, respectively. The Company continues to leverage tax credit opportunities as part of its tax planning strategy.

Capital
The following table presents total equity and various EFSC capital ratios for the most recent five quarters:

	At
($ in thousands)	December 31, 2024*	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Shareholders’ equity	$1,824,002	$1,832,011	$1,755,273	$1,731,725	$1,716,068
Total risk-based capital to risk-weighted assets	14.6%	14.8%	14.6%	14.3%	14.2%
Tier 1 capital to risk-weighted assets	13.1%	13.2%	13.0%	12.8%	12.7%
Common equity tier 1 capital to risk-weighted assets	11.8%	11.9%	11.7%	11.4%	11.3%
Leverage ratio	11.1%	11.2%	11.1%	11.0%	11.0%
Tangible common equity to tangible assets	9.05%	9.50%	9.18%	9.01%	8.96%

*Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Total equity was $1.8 billion at December 31, 2024, a decrease of $8.0 million from the linked quarter. The Company’s tangible common book value per common share5 was $37.27 at December 31, 2024, compared to $37.26 and $33.85 in the linked and prior year quarters, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, adjusted ROAA and adjusted diluted earnings per share, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude
6 Core efficiency ratio and tangible common book value per common share are non-GAAP measures. Please refer to discussion and reconciliation of these measures in the accompanying financial tables.

(or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, ROATCE, core efficiency ratio, the tangible common equity ratio, tangible book value per common share, adjusted ROAA and adjusted diluted earnings per share, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as the FDIC special assessment, core conversion expenses, merger-related expenses, facilities charges, and the gain or loss on sale of other real estate owned and investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, January 28, 2025. During the call, management will review the fourth quarter 2024 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-715-9871. After connecting, you may say the name of the conference or enter the Conference ID 35973. We encourage participants to pre-register for the conference call using the following link: https://bit.ly/EFSC4Q2024EarningsCallRegistration. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. A recorded replay of the conference call will be available on the website after the call’s completion. The replay will be available for at least two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $15.6 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, our ability to attract and retain deposits and access to other sources of liquidity, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, natural disasters (such as wildfires and earthquakes), terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Senior Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President, Corporate Communications (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended					Year ended
(in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
EARNINGS SUMMARY
Net interest income	$146,370	$143,469	$140,529	$137,728	$140,732	$568,096	$562,592
Provision for credit losses	6,834	4,099	4,819	5,756	18,053	21,508	36,605
Noninterest income	20,631	21,420	15,494	12,158	25,452	69,703	68,725
Noninterest expense	99,522	98,007	94,017	93,501	92,603	385,047	348,186
Income before income tax expense	60,645	62,783	57,187	50,629	55,528	231,244	246,526
Income tax expense	11,811	12,198	11,741	10,228	10,999	45,978	52,467
Net income	48,834	50,585	45,446	40,401	44,529	185,266	194,059
Preferred stock dividends	937	938	937	938	937	$3,750	$3,750
Net income available to common shareholders	$47,897	$49,647	$44,509	$39,463	$43,592	$181,516	$190,309

Diluted earnings per common share	$1.28	$1.32	$1.19	$1.05	$1.16	$4.83	$5.07
Adjusted diluted earnings per share[1]	$1.32	$1.29	$1.21	$1.07	$1.20	$4.88	$5.11
Return on average assets	1.27%	1.36%	1.25%	1.12%	1.23%	1.25%	1.41%
Adjusted return on average assets[1]	1.31%	1.32%	1.27%	1.14%	1.28%	1.26%	1.41%
Return on average common equity	10.75%	11.40%	10.68%	9.52%	10.94%	10.60%	12.27%
Adjusted return on average common equity[1]	11.08%	11.09%	10.90%	9.70%	11.35%	10.71%	12.35%
ROATCE[1]	13.63%	14.55%	13.77%	12.31%	14.38%	13.58%	16.25%
Adjusted ROATCE[1]	14.05%	14.16%	14.06%	12.53%	14.92%	13.71%	16.35%
Net interest margin (tax equivalent)	4.13%	4.17%	4.19%	4.13%	4.23%	4.16%	4.43%
Efficiency ratio	59.59%	59.44%	60.26%	62.38%	55.72%	60.37%	55.15%
Core efficiency ratio[1]	57.11%	58.42%	58.09%	60.21%	53.06%	58.42%	53.42%

Assets	$15,596,431	$14,954,125	$14,615,666	$14,613,338	$14,518,590
Average assets	$15,309,577	$14,849,455	$14,646,381	$14,556,119	$14,332,804	$14,841,690	$13,805,236
Period end common shares outstanding	36,988	37,184	37,344	37,515	37,416
Dividends per common share	$0.28	$0.27	$0.26	$0.25	$0.25	$1.06	$1.00
Tangible book value per common share[1]	$37.27	$37.26	$35.02	$34.21	$33.85
Tangible common equity to tangible assets[1]	9.05%	9.50%	9.18%	9.01%	8.96%
Total risk-based capital to risk-weighted assets[2]	14.6%	14.8%	14.6%	14.3%	14.2%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended					Year ended
(in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$215,380	$216,304	$211,644	$207,723	$207,083	$851,051	$764,919
Interest expense	69,010	72,835	71,115	69,995	66,351	282,955	202,327
Net interest income	146,370	143,469	140,529	137,728	140,732	568,096	562,592
Provision for credit losses	6,834	4,099	4,819	5,756	18,053	21,508	36,605
Net interest income after provision for credit losses	139,536	139,370	135,710	131,972	122,679	546,588	525,987

NONINTEREST INCOME
Deposit service charges	4,730	4,649	4,542	4,423	4,334	18,344	16,559
Wealth management revenue	2,719	2,599	2,590	2,544	2,428	10,452	10,030
Card services revenue	2,484	2,573	2,497	2,412	2,666	9,966	10,028
Tax credit income (loss)	6,018	3,252	1,874	(2,190)	9,688	8,954	9,196
Other income	4,680	8,347	3,991	4,969	6,336	21,987	22,912
Total noninterest income	20,631	21,420	15,494	12,158	25,452	69,703	68,725

NONINTEREST EXPENSE
Employee compensation and benefits	46,168	45,359	44,524	45,262	39,651	181,313	164,566
Deposit costs	22,881	23,781	21,706	20,277	21,606	88,645	72,293
Occupancy	4,336	4,372	4,197	4,326	4,313	17,231	16,526
FDIC special assessment	—	—	—	625	2,412	625	2,412
Core conversion expense	1,893	1,375	1,250	350	—	4,868	—
Other expense	24,244	23,120	22,340	22,661	24,621	92,365	92,389
Total noninterest expense	99,522	98,007	94,017	93,501	92,603	385,047	348,186

Income before income tax expense	60,645	62,783	57,187	50,629	55,528	231,244	246,526
Income tax expense	11,811	12,198	11,741	10,228	10,999	45,978	52,467
Net income	$48,834	$50,585	$45,446	$40,401	$44,529	$185,266	$194,059
Preferred stock dividends	937	938	937	938	937	3,750	3,750
Net income available to common shareholders	$47,897	$49,647	$44,509	$39,463	$43,592	$181,516	$190,309

Basic earnings per common share	$1.29	$1.33	$1.19	$1.05	$1.16	$4.86	$5.09
Diluted earnings per common share	$1.28	$1.32	$1.19	$1.05	$1.16	$4.83	$5.07

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
BALANCE SHEETS

ASSETS
Cash and due from banks	$270,975	$210,984	$176,698	$157,697	$193,275
Interest-earning deposits	495,076	218,919	219,342	215,951	243,610
Debt and equity investments	2,863,989	2,714,194	2,460,549	2,443,977	2,434,902
Loans held for sale	110	304	606	610	359

Loans	11,220,355	11,079,892	11,000,007	11,028,492	10,884,118
Allowance for credit losses	(137,950)	(139,778)	(139,464)	(135,498)	(134,771)
Total loans, net	11,082,405	10,940,114	10,860,543	10,892,994	10,749,347

Fixed assets, net	45,009	44,368	44,831	44,382	42,681
Goodwill	365,164	365,164	365,164	365,164	365,164
Intangible assets, net	8,484	9,400	10,327	11,271	12,318
Other assets	465,219	450,678	477,606	481,292	476,934
Total assets	$15,596,431	$14,954,125	$14,615,666	$14,613,338	$14,518,590

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,484,072	$3,934,245	$3,928,308	$3,805,334	$3,958,743
Interest-bearing deposits	8,662,420	8,531,077	8,354,075	8,448,367	8,217,628
Total deposits	13,146,492	12,465,322	12,282,383	12,253,701	12,176,371
Subordinated debentures and notes	156,551	156,407	156,265	156,124	155,984
FHLB advances	—	150,000	78,000	125,000	—
Other borrowings	280,821	170,815	178,269	195,246	297,829
Other liabilities	188,565	179,570	165,476	151,542	172,338
Total liabilities	13,772,429	13,122,114	12,860,393	12,881,613	12,802,522
Shareholders’ equity:
Preferred stock	71,988	71,988	71,988	71,988	71,988
Common stock	370	372	373	375	374
Additional paid-in capital	990,733	992,642	994,116	995,969	995,208
Retained earnings	877,629	845,844	810,935	778,784	749,513
Accumulated other comprehensive loss	(116,718)	(78,835)	(122,139)	(115,391)	(101,015)
Total shareholders’ equity	1,824,002	1,832,011	1,755,273	1,731,725	1,716,068
Total liabilities and shareholders’ equity	$15,596,431	$14,954,125	$14,615,666	$14,613,338	$14,518,590

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Year ended
	December 31, 2024			December 31, 2023
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
AVERAGE BALANCE SHEET
ASSETS
Interest-earning assets:
Loans[1,2]	$10,990,774	$755,448	6.87%	$10,324,951	$688,439	6.67%
Securities[2]	2,512,690	85,130	3.39	2,291,552	71,129	3.10
Interest-earning deposits	368,221	18,918	5.14	260,214	13,430	5.16
Total interest-earning assets	13,871,685	859,496	6.20	12,876,717	772,998	6.00

Noninterest-earning assets	970,005			928,519

Total assets	$14,841,690			$13,805,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand accounts	$3,033,616	$76,932	2.54%	$2,559,238	$46,976	1.84%
Money market accounts	3,494,497	127,651	3.65	3,043,794	92,976	3.05
Savings accounts	567,147	1,261	0.22	668,368	975	0.15
Certificates of deposit	1,371,009	58,764	4.29	1,198,551	42,796	3.57
Total interest-bearing deposits	8,466,269	264,608	3.13	7,469,951	183,723	2.46
Subordinated debentures and notes	156,260	10,497	6.72	155,702	9,781	6.28
FHLB advances	30,363	1,691	5.57	54,615	2,752	5.04
Securities sold under agreements to repurchase	164,959	5,667	3.44	168,745	3,647	2.16
Other borrowings	37,833	492	1.30	71,738	2,424	3.38
Total interest-bearing liabilities	8,855,684	282,955	3.20	7,920,751	202,327	2.55

Noninterest-bearing liabilities:
Demand deposits	4,042,368			4,131,163
Other liabilities	159,463			130,201
Total liabilities	13,057,515			12,182,115
Shareholders' equity	1,784,175			1,623,121
Total liabilities and shareholders' equity	$14,841,690			$13,805,236

Total net interest income		$576,541			$570,671
Net interest margin			4.16%			4.43%

[1] Average balances include nonaccrual loans. Interest income includes loan fees of $9.6 million and $13.8 million for the years ended December 31, 2024 and December 31, 2023, respectively.
[2] Non-taxable income is presented on a fully tax-equivalent basis using a tax rate of approximately 25%. The tax-equivalent adjustments were $8.4 million and $8.1 million for the years ended December 31, 2024 and December 31, 2023, respectively.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At or for the quarter ended
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
LOAN PORTFOLIO
Commercial and industrial	$4,716,689	$4,628,488	$4,619,448	$4,766,310	$4,672,559
Commercial real estate	4,974,787	4,915,176	4,856,751	4,804,803	4,803,571
Construction real estate	891,059	896,325	893,672	820,416	760,425
Residential real estate	359,263	355,279	351,934	367,218	372,188
Other	278,557	284,624	278,202	269,745	275,375
Total loans	$11,220,355	$11,079,892	$11,000,007	$11,028,492	$10,884,118

DEPOSIT PORTFOLIO
Noninterest-bearing demand accounts	$4,484,072	$3,934,245	$3,928,308	$3,805,334	$3,958,743
Interest-bearing demand accounts	3,175,292	3,048,981	2,951,899	2,956,282	2,950,259
Money market and savings accounts	4,117,524	4,121,543	4,039,626	4,006,702	3,994,455
Brokered certificates of deposit	484,588	480,934	494,870	659,005	482,759
Other certificates of deposit	885,016	879,619	867,680	826,378	790,155
Total deposits	$13,146,492	$12,465,322	$12,282,383	$12,253,701	$12,176,371

AVERAGE BALANCES
Loans	$11,100,112	$10,971,575	$10,962,488	$10,927,932	$10,685,961
Securities	2,748,063	2,503,124	2,396,519	2,400,571	2,276,915
Interest-earning assets	14,323,053	13,877,631	13,684,459	13,596,571	13,383,638
Assets	15,309,577	14,849,455	14,646,381	14,556,119	14,332,804
Deposits	12,958,156	12,546,086	12,344,253	12,180,703	12,163,346
Shareholders’ equity	1,844,509	1,804,369	1,748,240	1,738,698	1,652,882
Tangible common equity[1]	1,398,427	1,357,362	1,300,305	1,289,776	1,202,872

YIELDS (tax equivalent)
Loans	6.73%	6.95%	6.95%	6.87%	6.87%
Securities	3.51	3.40	3.35	3.27	3.20
Interest-earning assets	6.05	6.26	6.28	6.20	6.20
Interest-bearing deposits	2.96	3.22	3.19	3.14	3.03
Deposits	2.00	2.18	2.16	2.13	2.03
Subordinated debentures and notes	6.70	6.86	6.91	6.40	6.30
FHLB advances and other borrowed funds	2.81	3.01	3.52	3.80	3.06
Interest-bearing liabilities	3.02	3.28	3.26	3.22	3.09
Net interest margin	4.13	4.17	4.19	4.13	4.23
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ASSET QUALITY
Net charge-offs	$7,131	$3,850	$605	$5,864	$28,479
Nonperforming loans	42,687	28,376	39,384	35,642	43,728
Classified assets	193,838	179,883	169,822	185,150	185,389
Nonperforming loans to total loans	0.38%	0.26%	0.36%	0.32%	0.40%
Nonperforming assets to total assets	0.30%	0.22%	0.33%	0.30%	0.34%
Allowance for credit losses to total loans	1.23%	1.26%	1.27%	1.23%	1.24%
Allowance for credit losses to loans, excluding guaranteed loans[1]	1.34%	1.38%	1.38%	1.34%	1.35%
Allowance for credit losses to nonperforming loans	323.2%	492.6%	354.1%	380.2%	308.2%
Net charge-offs to average loans - annualized	0.26%	0.14%	0.02%	0.22%	1.06%

WEALTH MANAGEMENT
Trust assets under management	$2,412,471	$2,499,807	$2,367,409	$2,352,902	$2,235,073

SHARE DATA
Book value per common share	$47.37	$47.33	$45.08	$44.24	$43.94
Tangible book value per common share[1]	$37.27	$37.26	$35.02	$34.21	$33.85
Market value per share	$56.40	$51.26	$40.91	$40.56	$44.65
Period end common shares outstanding	36,988	37,184	37,344	37,515	37,416
Average basic common shares	37,118	37,337	37,485	37,490	37,421
Average diluted common shares	37,447	37,483	37,540	37,597	37,554

CAPITAL
Total risk-based capital to risk-weighted assets[2]	14.6%	14.8%	14.6%	14.3%	14.2%
Tier 1 capital to risk-weighted assets[2]	13.1%	13.2%	13.0%	12.8%	12.7%
Common equity tier 1 capital to risk-weighted assets[2]	11.8%	11.9%	11.7%	11.4%	11.3%
Tangible common equity to tangible assets[1]	9.05%	9.50%	9.18%	9.01%	8.96%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.
[2]Capital ratios for the current quarter are preliminary and subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended					Year ended
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
CORE EFFICIENCY RATIO
Net interest income (GAAP)	$146,370	$143,469	$140,529	$137,728	$140,732	$568,096	$562,592
Tax equivalent adjustment	2,272	2,086	2,047	2,040	1,915	8,445	8,079
Noninterest income (GAAP)	20,631	21,420	15,494	12,158	25,452	69,703	68,725
Less gain on sale of investment securities	—	—	—	—	220	—	601
Less gain (loss) on sale of other real estate owned	(68)	3,159	—	(2)	—	3,089	187
Core revenue (non-GAAP)	169,341	163,816	158,070	151,928	167,879	643,155	638,608

Noninterest expense (GAAP)	99,522	98,007	94,017	93,501	92,603	385,047	348,186
Less FDIC special assessment	—	—	—	625	2,412	625	2,412
Less core conversion expense	1,893	1,375	1,250	350	—	4,868	—
Less amortization on intangibles	916	927	944	1,047	1,108	3,834	4,601
Core noninterest expense (non-GAAP)	$96,713	$95,705	$91,823	$91,479	$89,083	$375,720	$341,173

Core efficiency ratio (non-GAAP)	57.11%	58.42%	58.09%	60.21%	53.06%	58.42%	53.42%

	Quarter ended
(in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
TANGIBLE COMMON EQUITY, TANGIBLE BOOK VALUE PER SHARE AND TANGIBLE COMMON EQUITY RATIO
Shareholders’ equity (GAAP)	$1,824,002	$1,832,011	$1,755,273	$1,731,725	$1,716,068
Less preferred stock	71,988	71,988	71,988	71,988	71,988
Less goodwill	365,164	365,164	365,164	365,164	365,164
Less intangible assets	8,484	9,400	10,327	11,271	12,318
Tangible common equity (non-GAAP)	$1,378,366	$1,385,459	$1,307,794	$1,283,302	$1,266,598
Less net unrealized losses on HTM securities, after tax	52,881	34,856	52,220	47,822	41,038
Tangible common equity adjusted for unrealized losses on HTM securities (non-GAAP)	$1,325,485	$1,350,603	$1,255,574	$1,235,480	$1,225,560

Common shares outstanding	36,988	37,184	37,344	37,515	37,416
Tangible book value per common share (non-GAAP)	$37.27	$37.26	$35.02	$34.21	$33.85

Total assets	$15,596,431	$14,954,125	$14,615,666	$14,613,338	$14,518,590
Less goodwill	365,164	365,164	$365,164	365,164	365,164
Less intangible assets	8,484	9,400	$10,327	11,271	12,318
Tangible assets (non-GAAP)	$15,222,783	$14,579,561	$14,240,175	$14,236,903	$14,141,108

Tangible common equity to tangible assets (non-GAAP)	9.05%	9.50%	9.18%	9.01%	8.96%
Tangible common equity to tangible assets adjusted for unrealized losses on HTM securities (non-GAAP)	8.71%	9.26%	8.82%	8.68%	8.67%

	Quarter ended					Year ended
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (ROATCE), RETURN ON AVERAGE ASSETS (ROAA) AND DILUTED EARNINGS PER SHARE
Average shareholder’s equity (GAAP)	$1,844,509	$1,804,369	$1,748,240	$1,738,698	$1,652,882	$1,784,175	$1,623,121
Less average preferred stock	71,988	71,988	71,988	71,988	71,988	71,988	71,988
Less average goodwill	365,164	365,164	365,164	365,164	365,164	365,164	365,164
Less average intangible assets	8,930	9,855	10,783	11,770	12,858	10,329	14,531
Average tangible common equity (non-GAAP)	$1,398,427	$1,357,362	$1,300,305	$1,289,776	$1,202,872	$1,336,694	$1,171,438

Net income (GAAP)	$48,834	$50,585	$45,446	$40,401	$44,529	$185,266	$194,059
FDIC special assessment (after tax)	—	—	—	470	1,814	470	1,814
Core conversion expense (after tax)	1,424	1,034	940	263	—	3,661	—
Less gain on sale of investment securities (after tax)	—	—	—	—	165	—	452
Less gain (loss) on sale of other real estate owned (after tax)	(51)	2,375	—	(1)	—	2,323	141
Net income adjusted (non-GAAP)	$50,309	$49,244	$46,386	$41,135	$46,178	$187,074	$195,280
Less preferred stock dividends	937	938	937	938	937	3,750	3,750
Net income available to common shareholders adjusted (non-GAAP)	$49,372	$48,306	$45,449	$40,197	$45,241	$183,324	$191,530
Return on average common equity (non-GAAP)	10.75%	11.40%	10.68%	9.52%	10.94%	10.60%	12.27%
Adjusted return on average common equity (non-GAAP)	11.08%	11.09%	10.90%	9.70%	11.35%	10.71%	12.35%
ROATCE (non-GAAP)	13.63%	14.55%	13.77%	12.31%	14.38%	13.58%	16.25%
Adjusted ROATCE (non-GAAP)	14.05%	14.16%	14.06%	12.53%	14.92%	13.71%	16.35%

Average assets	$15,309,577	$14,849,455	$14,646,381	$14,556,119	$14,332,804	$14,841,690	$13,805,236
Return on average assets (GAAP)	1.27%	1.36%	1.25%	1.12%	1.23%	1.25%	1.41%
Adjusted return on average assets (non-GAAP)	1.31%	1.32%	1.27%	1.14%	1.28%	1.26%	1.41%
Average diluted common shares	37,447	37,483	37,540	37,597	37,554	37,567	37,507
Diluted earnings per share (GAAP)	$1.28	$1.32	$1.19	$1.05	$1.16	$4.83	$5.07
Adjusted diluted earnings per share (non-GAAP)	$1.32	$1.29	$1.21	$1.07	$1.20	$4.88	$5.11

	Quarter ended					Year ended
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
CALCULATION OF PRE-PROVISION NET REVENUE (PPNR)
Net interest income	$146,370	$143,469	$140,529	$137,728	$140,732	$568,096	$562,592
Noninterest income	20,631	21,420	15,494	12,158	25,452	69,703	68,725
FDIC special assessment	—	—	—	625	2,412	625	2,412
Core conversion expense	1,893	1,375	1,250	350	—	4,868	—
Less gain on sale of investment securities	—	—	—	—	220	—	601
Less gain (loss) on sale of other real estate owned	(68)	3,159	—	(2)	—	3,089	187
Less noninterest expense	99,522	98,007	94,017	93,501	92,603	385,047	348,186
PPNR (non-GAAP)	$69,440	$65,098	$63,256	$57,362	$75,773	$255,156	$284,755

	At
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
ALLOWANCE TO LOANS RATIO EXCLUDING GUARANTEED LOANS
Loans	$11,220,355	$11,079,892	$11,000,007	$11,028,492	$10,884,118
Less guaranteed loans	947,665	928,272	923,794	924,633	932,118
Adjusted loans (non-GAAP)	$10,272,690	$10,151,620	$10,076,213	$10,103,859	$9,952,000

Allowance for credit losses	$137,950	$139,778	$139,464	$135,498	$134,771
Allowance for credit losses/loans (GAAP)	1.23%	1.26%	1.27%	1.23%	1.24%
Allowance for credit losses/adjusted loans (non-GAAP)	1.34%	1.38%	1.38%	1.34%	1.35%